UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2006

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 23, 2006, the Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of May 16, 2006, as amended by a First Amendment for the Purchase and Sale of Real Property and Escrow Instructions dated as of June 15, 2006, (the "Agreement") for the sale of the One World Trade Center property located in Long Beach, California to 510 West Ocean Boulevard Investors, LLC, (the "Buyer"), an unaffiliated third party, was terminated by the Buyer as provided for under terms of the Agreement.

Pursuant to the terms of the Agreement, the purchase price for the property was $156,000,000, with closing expected to occur, subject to certain agreed upon conditions, during the third quarter of 2006. As a condition of the Agreement, the Buyer had deposited $1,000,000 into escrow to be credited towards the purchase price of the property. Pursuant to the terms of the Agreement, the $1,000,000 will be returned to the Buyer based upon the Buyer's termination of the Agreement as provided for therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

June 28, 2006	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President